CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference in this Registration Statement on Form N1-A of Old Mutual 2011-2020 Conservative Fund, Old Mutual 2011-2020 Moderate Fund, Old Mutual 2011-2020 Aggressive Fund, Old Mutual 2021-2030 Conservative Fund, Old Mutual 2021-2030 Moderate Fund, Old Mutual 2021-2030 Aggressive Fund, Old Mutual 2031-2040 Conservative Fund, Old Mutual 2031-2040 Moderate Fund, Old Mutual 2031-2040 Aggressive Fund, Old Mutual 2041-2050 Conservative Fund, Old Mutual 2041-2050 Moderate Fund and Old Mutual 2041-2050 Aggressive Fund (the twelve funds constituting Old Mutual Funds III) to us under the heading "Independent Registered Public Accounting Firm" and "Financial Statements".

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado

February 27, 2008